Exhibit 99.1

GigOptix Reports Fourth Quarter and Fiscal Year 2014 Financial Results

•	Record non-GAAP profitability and Adjusted EBITDA in FY 2014; first non-GAAP profitable year in the Company’s history

•	FY 14 revenue of $32.9 million, up 14 percent over FY 13 revenue of $28.9 million

•	FY 14 product revenue of $29.8 million, up 20 percent over FY 13 product revenue of $24.8 million

•	FY 14 non-GAAP net income of $1.2 million, or $0.04 per diluted share, up from a non-GAAP net loss of $0.4 million or a net loss of ($0.02) per share in FY13, and Adjusted EBITDA of $4.0 million in FY 14, up 66 percent over FY 13 Adjusted EBITDA of $2.4 million

•	Q4 FY14 revenue of $9.0 million, up 15 percent from $7.8 million in Q4 FY13 and up 7 percent sequentially from $8.5 million in Q3 FY14

•	Q4 FY14 non-GAAP net income of $0.9 million, or earnings of $0.03 per diluted share, was the highest ever in the Company’s history, and compares with non-GAAP net income of $0.1 million, or earnings of $0.00 per diluted share, in Q4 FY13, and non-GAAP net income of $0.7 million, or earnings of $0.02 per diluted share, in Q3 FY14

•	Q4 FY14 Adjusted EBITDA of $1.6 million was the highest ever in the Company’s history, and compares with Adjusted EBITDA of $0.9 million in Q4 FY13 and $1.4 million in Q3 FY14

SAN JOSE, Calif. – February 9, 2015 – GigOptix, Inc. (NYSE MKT: GIG), a leading supplier of advanced high speed semiconductor components for use in long-haul, metro, Cloud connectivity, data centers, consumer electronics links and interactive applications, through optical and wireless communications networks, today announced financial results for its fourth quarter and the fiscal year, which ended December 31, 2014.

Fourth Quarter Fiscal 2014 GAAP Results

Total revenue in the fourth quarter of fiscal 2014 was $9.0 million. This compares with revenue of $7.8 million in the fourth quarter of fiscal 2013, and $8.5 million in the third quarter of fiscal 2014.

Gross margin was 60 percent in the fourth quarter of fiscal 2014, compared with 58 percent in the fourth quarter of fiscal 2013, and 59 percent in the third quarter of fiscal 2014.

Net loss in the fourth quarter of fiscal 2014 was $1.1 million, or a net loss of ($0.03) per share. This compares with a net loss of $1.5 million, or a net loss of ($0.07) per share in the fourth quarter of fiscal 2013, and a net loss of $0.8 million, or a net loss of ($0.02) per share, in the third quarter of fiscal 2014.

Cash and cash equivalents as of December 31, 2014 increased by $0.3 million sequentially to a total of $18.4 million.

Fourth Quarter Fiscal 2014 Non-GAAP Results1

Non-GAAP net income for the fourth quarter of fiscal 2014 was a record $0.9 million, resulting in earnings of $0.03 per diluted share. This compares with non-GAAP net income of $0.1 million, or $0.00 per diluted share in the fourth quarter of fiscal 2013 and non-GAAP net income of $0.7 million, or $0.02 per diluted share in the third quarter of fiscal 2014.

Non-GAAP gross margin for the fourth quarter of fiscal 2014 was 62 percent, compared with 60 percent in the fourth quarter of fiscal 2013 and 61 percent in the third quarter of fiscal 2014.

Adjusted EBITDA1 for the fourth quarter of fiscal 2014 was $1.6 million. This compares with Adjusted EBITDA of $0.9 million in the fourth quarter of fiscal 2013, and Adjusted EBITDA of $1.4 million in the third quarter of fiscal 2014.

Fiscal Year 2014 GAAP Results

Total revenue was $32.9 million, compared with total revenue of $28.9 million in fiscal 2013. Gross margin was 58 percent, compared with 60 percent in fiscal 2013.

Net loss in fiscal 2014 was $5.8 million, compared with a net loss of $1.9 million in fiscal 2013. The fiscal 2013 net loss results included a one-time net gain of approximately $4.8 million pertaining to a litigation settlement.

Fiscal Year 2014 Non-GAAP Results1

Non-GAAP gross margin was 61 percent, compared with 63 percent in the prior fiscal year. Non-GAAP net income was $1.2 million, compared with a non-GAAP net loss of $0.4 million in fiscal 2013.

Adjusted EBITDA1 for fiscal 2014 was $4.0 million, compared with $2.4 million in fiscal 2013.

“We had a tremendous fiscal 2014, one that exceeded all of our initial guidance expectations and generated the highest ever quarter and annual non-GAAP profitability and Adjusted EBITDA. With the strong momentum in our business, I have never been more positive about the future prospects for the Company,” said Dr. Avi Katz, Chairman and Chief Executive Officer of GigOptix, Inc.

“For the last two years, we executed on several initiatives to redefine our business and enhance efficiencies in all our product offerings while continuing to invest heavily in innovation. Through our product development efforts, and swift commercialization, we substantiated our strong position in all markets of our activities, especially in the fast-growing 40Gbps and 100Gbps High-Speed Communications market. For example, our datacom product shipments in fiscal 2014 grew nearly 80 percent from the prior year. In addition, our total product revenue in 2014 increased 20 percent annually from 2013,” said Dr. Katz. “We also maintained our dominant position in sales of coherent 100Gbps telecom products, while continuously extending our product offerings to cover all required terrestrial Long-Haul and Metro limiting and linear products. These products are also extendable for use in the upcoming 400Gbps generation that customers are currently sampling. Also, in the RF market, we nearly doubled our annual revenue in the emerging high-speed point-to-point backhaul E-band market in fiscal 2014, and launched our development toward the next generation of V-Band products. In summary, I also want to highlight the consistent and highly profitable nature of our Industrial ASIC product line, which delivered annual revenue growth of 18 percent over 2013.

“We view 2014 as a real inflection point in the Company’s history. We have fully integrated and consolidated all the technologies and assets we acquired since the Company’s inception, structured the Company in an efficient manner, and experienced a meaningful improvement in our financial and business performance. We are confident about our ability to continue these positive trends and enhance shareholder value through 2015 and the years to follow,” said Dr. Katz.

Financial Outlook

“After a positive fiscal 2014, we enter fiscal 2015 with a strong foundation to continue our growth trajectory. We currently believe first quarter revenue will be approximately $8.5 million to $8.7 million. This would represent an improvement of approximately 15 percent to 18 percent above the $7.4 million we recorded in the first quarter of fiscal 2014, and a small decline compared with the fourth quarter, which is milder than the normal first quarter seasonal trend that impacts the High-Speed Communications business every year.” said Darren Ma, Vice President and Chief Financial Officer of GigOptix, Inc. “For fiscal 2015, it is our current expectation that we will continue to see double digit revenue growth for the third consecutive year. As of now, being in the early stage of the fiscal year, and with the Lunar New Year later this month, we still have some limited visibility to the full year outlook. With these factors in mind, we currently project revenue to be approximately $37 million to $38 million, or growing about 14 percent over the prior year.”

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its fourth quarter and fiscal 2014 financial results and business outlook. Investors and other interested parties may access the call by dialing (719) 325-2463. No passcode is needed for the live call. The replay dial-in number is (858) 384-5517, and the passcode is 1121200. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://www.gigoptix.com.

1 Non-GAAP Measures - GigOptix reports revenue, gross margin, operating expense, operating income and net loss on a Generally Accepted Accounting Principles (GAAP) and non-GAAP basis. In addition, it reports Adjusted EBITDA. These non-GAAP measures are provided to enhance investors’ overall understanding of GigOptix financial performance. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of these GAAP to non-GAAP measurements and Adjusted EBITDA for the 12 months ended December 31, 2014 and 2013 can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

About GigOptix, Inc.

GigOptix is a leading fabless supplier of high speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. The products address long-haul and metro telecom applications as well as emerging high-growth opportunities for Cloud and data centers connectivity, and interactive applications for consumer electronics. GigOptix offers a unique broad portfolio of drivers and TIAs for 40Gbps, 100Gbps and 400Gbps fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions in a wide range of technology geometries from 28nm to 0.6um, and enables a complete product life cycle support from swift introduction of new product to extension of legacy products.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding our growth, opportunities, continued traction, contracts, improvements and our statements under the heading “Financial Outlook.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to control our costs of goods sold, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently acquired or produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, and to do so in an efficient manner, the ability to pursue and attract other merger and acquisition opportunities, our ability to enforce intellectual property rights and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Investors

Darrow Associates, Inc.

Jim Fanucchi, (408) 404-5400

ir@gigoptix.com

(TABLES TO FOLLOW)

####

GIGOPTIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2014	December 31, 2013	Net Change
			$	%
ASSETS
Current assets:
Cash and cash equivalents	$18,438	$20,377	$(1,939)	(10%)
Accounts receivable, net	7,955	5,021	2,934	58%
Inventories	5,139	4,617	522	11%
Prepaid and other current assets	433	434	(1)	(0%)

Total current assets	31,965	30,449	1,516	5%
Property and equipment, net	1,916	2,999	(1,083)	(36%)
Intangible assets, net	2,394	3,287	(893)	(27%)
Goodwill	10,306	9,860	446	5%
Restricted cash	53	284	(231)	(81%)
Other assets	116	183	(67)	(37%)

Total assets	$46,750	$47,062	$(312)	(1%)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,731	$831	$1,900	229%
Accrued compensation	730	1,170	(440)	(38%)
Other current liabilities	2,902	2,746	156	6%

Total current liabilities	6,363	4,747	1,616	34%
Pension liabilities	326	140	186	133%
Other long-term liabilities	556	595	(39)	(7%)

Total liabilities	7,245	5,482	1,763	32%

Stockholders’ Equity
Common stock	32	32	—	0%
Additional paid-in capital	143,661	139,710	3,951	3%
Treasury stock, at cost; 701,754 shares as of December 31, 2014 and 2013	(2,209)	(2,209)	—	0%
Accumulated other comprehensive income	285	490	(205)	(42%)
Accumulated deficit	(102,264)	(96,443)	(5,821)	6%

Total stockholders’ equity	39,505	41,580	(2,075)	(5%)

Total liabilities and stockholders’ equity	$46,750	$47,062	$(312)	(1%)

GIGOPTIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Twelve months ended
	December 31, 2014%		December 31, 2013%		December 31, 2014%		December 31, 2013%
Total revenue	$9,040	100%	$7,838	100%	$32,947	100%	$28,926	100%
Total cost of revenue	3,616	40%	3,323	42%	13,711	42%	11,522	40%

Gross profit	5,424	60%	4,515	58%	19,236	58%	17,404	60%

Research and development expense	3,375	37%	3,481	44%	13,732	42%	13,878	48%
Selling, general and administrative expense	3,150	35%	2,511	32%	10,503	32%	9,388	32%
Restructuring expense, net	—	0%	—	0%	343	1%	950	3%
Special litigation-related benefit	—	0%	—	0%	—	0%	(4,786)	-17%

Total operating expenses	6,525	72%	5,992	76%	24,578	75%	19,430	67%

Loss from operations	(1,101)	-12%	(1,477)	-19%	(5,342)	-16%	(2,026)	-7%
Interest expense, net	(3)	0%	(21)	0%	(39)	0%	(127)	0%
Other income, net	25	0%	(2)	0%	70	0%	257	1%

Loss before provision for income taxes	(1,079)	-12%	(1,500)	-19%	(5,311)	-16%	(1,896)	-7%
Provision for income taxes	15	0%	22	0%	54	0%	50	0%

Loss from consolidated companies	(1,094)	-12%	(1,522)	-19%	(5,365)	-16%	(1,946)	-7%
Loss on equity investment	0	0%	—	0%	456	1%	—	0%

Net loss	$(1,094)	-12%	$(1,522)	-19%	$(5,821)	-18%	$(1,946)	-7%

Basic and diluted net loss per share	$(0.03)		$(0.07)		$(0.18)		$(0.09)

Weighted average number of shares used in basic and diluted net loss per share calculation	32,297		22,471		31,851		21,826

GIGOPTIX, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Twelve months ended
	December 31, 2014%		December 31, 2013%		December 31, 2014%		December 31, 2013%
Total revenue	$9,040	100%	$7,838	100%	$32,947	100%	$28,926	100%
Total cost of revenue	3,426	38%	3,128	40%	12,963	39%	10,765	37%

Gross profit	5,614	62%	4,710	60%	19,984	61%	18,161	63%

Research and development expense	3,120	35%	3,161	40%	12,552	38%	12,636	44%
Selling, general and administrative expense	1,597	18%	1,453	19%	6,170	19%	6,004	21%

Total operating expenses	4,717	52%	4,614	59%	18,722	57%	18,640	64%

Income (loss) from operations	897	10%	96	1%	1,262	4%	(479)	-2%
Interest expense, net	(3)	0%	(21)	0%	(39)	0%	(127)	0%
Other income (expense), net	25	0%	(2)	0%	70	0%	257	1%

Income (loss) before provision for income taxes	919	10%	73	1%	1,293	4%	(349)	-1%
Provision for income taxes	15	0%	22	0%	54	0%	50	0%

Net income (loss)	$904	10%	$51	1%	$1,239	4%	$(399)	-1%

Basic net income (loss) per share	$0.03		$0.00		$0.04		$(0.02)
Diluted net income (loss) per share	$0.03		$0.00		$0.04		$(0.02)

Weighted average number of shares used in basic net income (loss) per share calculation	32,297		22,471		31,851		21,826
Weighted average number of shares used in diluted net income (loss) per share calculation	32,657		23,399		32,298		21,826

GIGOPTIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three months ended,		Twelve months ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GAAP Total cost of revenue	$3,616	$3,323	$13,711	$11,522
Stock-based compensation	(87)	(67)	(336)	(263)
Amortization of intangible assets	(103)	(117)	(412)	(483)
Special bonus	—	(11)	—	(11)

Non-GAAP Total cost of revenue	$3,426	$3,128	$12,963	$10,765

GAAP Gross profit	$5,424	$4,515	$19,236	$17,404
Stock-based compensation	87	67	336	263
Amortization of intangible assets	103	117	412	483
Special bonus	—	11	—	11

Non-GAAP Gross profit	$5,614	$4,710	$19,984	$18,161

GAAP - Operating expenses	$6,525	$5,992	$24,578	$19,430
Stock-based compensation	(952)	(894)	(3,889)	(3,291)
Amortization of intangible assets	(120)	(120)	(481)	(500)
Restructuring expense, net	—	—	(343)	(950)
Special litigation-related expense	—	—	—	4,786
Special bonus	—	(364)	(343)	(835)
Change of executive severance and related costs	(334)	—	(334)	—
Acquisition and strategic activities related costs	(402)	—	(466)	—

Non-GAAP Operating expenses	$4,717	$4,614	$18,722	$18,640

GAAP Loss from operations	$(1,101)	$(1,477)	$(5,342)	$(2,026)
Stock-based compensation	1,039	961	4,225	3,554
Amortization of intangible assets	223	237	893	983
Restructuring expense, net	—	—	343	950
Special litigation-related expense	—	—	—	(4,786)
Special bonus	—	375	343	846
Change of executive severance and related costs	334	—	334	—
Acquisition and strategic activities related costs	402	—	466	—

Non-GAAP Income (loss) from operations	$897	$96	$1,262	$(479)

GAAP - Net loss	$(1,094)	$(1,522)	$(5,821)	$(1,946)
Stock-based compensation	1,039	961	4,225	3,554
Amortization of intangible assets	223	237	893	983
Restructuring expense, net	—	—	343	950
Special litigation-related expense	—	—	—	(4,786)
Special bonus	—	375	343	846
Change of executive severance and related costs	334	—	334	—
Acquisition and strategic activities related costs	402	—	466	—
Loss on equity investment	—	—	456	—

Non-GAAP Net Income (loss)	$904	$51	$1,239	$(399)

Adjusted EBITDA reconciliation:
Loss from operations	$(1,101)	$(1,477)	$(5,342)	$(2,026)
Restructuring expense, net	—	—	343	950
Depreciation and amortization	920	1,039	3,656	3,882
Stock-based compensation	1,039	961	4,225	3,554
Special litigation-related expense	—	—	—	(4,786)
Special bonus	—	375	343	846
Change of executive severance and related costs	334	—	334	—
Acquisition and strategic activities related costs	402	—	466	—

Adjusted EBITDA	$1,594	$898	$4,025	$2,420